    As filed with the Securities and Exchange Commission on January 15, 2002


                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                               THE PMI GROUP, INC.
               (Exact name of issuer as specified in its charter)

                Delaware                            94-3199675
      (State or other jurisdiction       (I.R.S. employer identification
    of incorporation or organization)                number)

             601 Montgomery Street, San Francisco, California 94111
               (Address of principal executive offices) (Zip Code)

               THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN
                    THE PMI GROUP, INC. ALTERNATE 401(K) PLAN
                           (Full titles of the plans)

                              Victor J. Bacigalupi
             Executive Vice President, General Counsel and Secretary
                               The PMI Group, Inc.
                              601 Montgomery Street
                         San Francisco, California 94111
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (415) 788-7878

                                    Copy to:
                              John E. Aguirre, Esq.
                      Wilson Sonsini Goodrich & Rosati, PC
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                                        CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                      Proposed Maximum      Proposed Maximum
  Title of Securities to be        Amount to be      Offering Price Per    Aggregate Offering         Amount of
          Registered               Registered*            Share**                Price**          Registration Fee**
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,      500,000 shares         $66.525            $33,262,500.00            $7949.74
*** to be issued under The
PMI Group, Inc. Savings and
Profit-Sharing Plan
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,      50,000 shares          $66.525            $ 3,326,250.00            $ 794.97
*** to be issued under The
PMI Group, Inc. Alternate
401(k) Plan
======================================================================================================================


================================================================================
    *This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under The PMI Group, Inc. Savings and Profit-Sharing Plan and The PMI Group, Inc. Alternate 401(k) Plan (together, the "Plans") described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

  ** Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and (c) under the Securities Act of 1933, on the basis of $66.525 per share, the average of the high and low prices per share of the Common Stock on the New York Stock Exchange on January 8, 2002.

 *** Includes preferred share purchase rights (the "Rights") associated with each share of Common Stock registered hereunder. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual reports of The PMI Group, Inc. (the "Registrant") and The PMI Group, Inc. Savings and Profit-Sharing Plan, as amended (the "Savings Plan"), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant, the Savings Plan or The PMI Group, Inc. Alternate 401(k) Plan, as amended, after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or, if there are no disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Registrant maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Article V of the By-laws of the Registrant provides for indemnification of the directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Registrant in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Delaware General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Registrant. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Registrant with respect to indemnification claims which have not been paid by the Registrant.

The Registrant also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

The Registrant has entered into indemnification agreements with its directors and executive officers that require the Registrant to indemnify such persons against all expenses (including attorneys' fees and amounts paid in settlement), judgments, fines and penalties which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding (including an action by or in the right of the Registrant) to which such person is, was or is threatened to be made a party, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by applicable law and the Registrant's Restated Certificate of Incorporation and By-laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Article Nine of the Registrant's Restated Certificate of Incorporation limits to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may have been amended, the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the Delaware General Corporation Law currently provides that such provisions do not eliminate or limit the liability of a director (i) for a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General

Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law), or
(iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

4.1 Restated Certificate of Incorporation of The PMI Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

4.2 By-Laws of The PMI Group, Inc., as amended and restated September 15, 1998 (incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K, Commission File No. 1-13664, filed on September 29,
     1998).

5.1 Undertaking re Status of Favorable Determination Letter Covering The PMI Group, Inc. Savings and Profit-Sharing Plan.

     The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of The PMI Group, Inc. Savings and Profit-Sharing Plan (the "Savings Plan") under
     Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Registrant will submit any future material amendments to the Savings Plan to the IRS with a request for a favorable determination that the Plan, as amended, continues to so qualify.

5.2 Undertaking re Status of Favorable Determination Letter Covering The PMI Group, Inc. Alternate 401(k) Plan.

     The Registrant will submit The PMI Group, Inc. Alternate 401(k) Plan (the "Alternate Plan") to the IRS in a timely manner with a request for a favorable determination that the Alternate Plan qualifies under Section 401(a) and related provisions of the Code and will make such changes to the Plan required by the IRS in order to receive such favorable determination.

5.3  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Deloitte & Touche LLP.

23.3 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is included in Exhibit 5.3 to this Registration Statement.

24.1 Power of Attorney of Directors.

24.2 Power of Attorney of Plan Committee.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 14th day of January, 2002.

THE PMI GROUP, INC.
    (Registrant)

      /s/ W. Roger Haughton
--------------------------------------------
          W. Roger Haughton
      Chairman of the Board and
        Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature            Title                         Date


Principal Executive Officer:


 /s/ W. Roger Haughton        Chairman of the Board and Chief   January 14, 2002
---------------------------   Executive Officer
     W. Roger Haughton


Principal Financial Officer:


 /s/ John Lorenzen            Executive Vice President and      January 14, 2002
---------------------------   Chief Financial Officer
     John M. Lorenzen, Jr.


Principal Accounting Officer:


 /s/ Brian P. Shea           Vice President, Controller and     January 14, 2002
---------------------------  Assistant Secretary
     Brian P. Shea

Directors:

            *                         Director            January 14, 2002
--------------------------
    Mariann Byerwalter

            *                         Director            January 14, 2002
--------------------------
    Dr. James C. Castle

            *                         Director            January 14, 2002
--------------------------
    Donald C. Clark

            *                         Director            January 14, 2002
--------------------------
    W. Roger Haughton

            *                         Director            January 14, 2002
--------------------------
    Wayne E. Hedien

            *                         Director            January 14, 2002
--------------------------
    Louis G. Lower II

            *                         Director            January 14, 2002
--------------------------
    Raymond L. Ocampo Jr.

            *                         Director            January 14, 2002
--------------------------
    John D. Roach

            *                         Director            January 14, 2002
--------------------------
    Dr. Kenneth T. Rosen

            *                         Director            January 14, 2002
--------------------------
    Richard L. Thomas

            *                         Director            January 14, 2002
--------------------------
    Mary Lee Widener

            *                         Director            January 14, 2002
--------------------------
    Ronald H. Zech


A majority of the members of the Board of Directors.

* By     /s/ Victor J. Bacigalupi
     -------------------------------
             Victor J. Bacigalupi
             Attorney-in-Fact

THE PLANS

Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 14th day of January, 2002.

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN


                   Signature                   Title                      Date


    /s/ Victor J. Bacigalupi         Member of the Plan Committee    January 14, 2002
--------------------------------
        Victor J. Bacigalupi

    /s/ Charles F. Broom             Member of the Plan Committee    January 14, 2002
--------------------------------
        Charles F. Broom

    /s/ John Lorenzen                Member of the Plan Committee    January 14, 2002
--------------------------------
        John M. Lorenzen, Jr.

THE PMI GROUP, INC. ALTERNATE 401(K) PLAN

                   Signature                   Title                      Date

   /s/ Victor J. Bacigalupi          Member of the Plan Committee    January 14, 2002
-------------------------------
       Victor J. Bacigalupi

   /s/ Charles F. Broom              Member of the Plan Committee    January 14, 2002
-------------------------------
       Charles F. Broom

   /s/ John Lorenzen                 Member of the Plan Committee    January 14, 2002
-------------------------------
       John M. Lorenzen, Jr.

EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of The PMI Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

4.2 By-Laws of The PMI Group, Inc., as amended and restated September 15, 1998 (incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K, Commission File No. 1-13664, filed on September 29,
     1998).

5.1 Undertaking re Status of Favorable Determination Letter Covering The PMI Group, Inc. Savings and Profit-Sharing Plan. (See Item 8 of this Registration Statement.)

5.2 Undertaking re Status of Favorable Determination Letter Covering The PMI Group, Inc. Alternate 401(k) Plan. (See Item 8 of this Registration Statement.)

5.3  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Deloitte & Touche LLP.

23.3 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is included in Exhibit 5.3 to this Registration Statement.

24.1 Power of Attorney of Directors.

24.2 Power of Attorney of Plan Committee.